4:

A special meeting of the fund's shareholders was held on September 20, 2006. The results of votes taken among shareholders on the proposal before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees. A
	# of Votes	% of Votes
Dennis J. Dirks
Affirmative	10,327,434,641.22	95.770
Withheld	456,199,004.95	4.230
TOTAL	10,783,633,646.17	100.000
Albert R. Gamper, Jr.
Affirmative	10,322,116,523.07	95.720
Withheld	461,517,123.10	4.280
TOTAL	10,783,633,646.17	100.000
Robert M. Gates
Affirmative	10,288,766,799.53	95.411
Withheld	494,866,846.64	4.589
TOTAL	10,783,633,646.17	100.000
George H. Heilmeier
Affirmative	10,298,619,061.42	95.502
Withheld	485,014,584.75	4.498
TOTAL	10,783,633,646.17	100.000
Edward C. Johnson 3d
Affirmative	10,257,561,582.55	95.122
Withheld	526,072,063.62	4.878
TOTAL	10,783,633,646.17	100.000
Stephen P. Jonas
Affirmative	10,317,222,628.79	95.675
Withheld	466,411,017.38	4.325
TOTAL	10,783,633,646.17	100.000
James H. KeyesB
Affirmative	10,318,195,711.25	95.684
Withheld	465,437,934.92	4.316
TOTAL	10,783,633,646.17	100.000
Marie L. Knowles
Affirmative	10,317,835,129.19	95.681
Withheld	465,798,516.98	4.319
TOTAL	10,783,633,646.17	100.000
Ned C. Lautenbach
Affirmative	10,317,039,890.90	95.673
Withheld	466,593,755.27	4.327
TOTAL	10,783,633,646.17	100.000
William O. McCoy
Affirmative	10,278,036,936.38	95.311
Withheld	505,596,709.79	4.689
TOTAL	10,783,633,646.17	100.000
Robert L. Reynolds
Affirmative	10,320,662,459.03	95.707
Withheld	462,971,187.14	4.293
TOTAL	10,783,633,646.17	100.000
Cornelia M. Small
Affirmative	10,329,731,930.45	95.791
Withheld	453,901,715.72	4.209
TOTAL	10,783,633,646.17	100.000
William S. Stavropoulos
Affirmative	10,298,039,656.66	95.497
Withheld	485,593,989.51	4.503
TOTAL	10,783,633,646.17	100.000
Kenneth L. Wolfe
Affirmative	10,310,583,687.33	95.613
Withheld	473,049,958.84	4.387
TOTAL	10,783,633,646.17	100.000
A Denotes trust-wide proposal and voting results. B Effective on or about January 1, 2007.